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                                                                     EXHIBIT 4.3

                            PEREGRINE SYSTEMS, INC.
                       DECLARATION OF REGISTRATION RIGHTS

    This Declaration of Registration Rights ("DECLARATION") is made September 23, 1998, by Peregrine Systems, Inc., a Delaware corporation (the "COMPANY"), for the benefit of the Sellers and the Partners (as defined in the Asset Purchase Agreement of even date herewith (the "ASSET PURCHASE AGREEMENT") by and among the Company, the Sellers, and the Partners (as such terms are defined in the Asset Purchase Agreement), and in consideration of the Sellers' and the Partners' entering into the Asset Purchase Agreement and the transactions contemplated thereby. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

    1.  DEFINITIONS.  As used in this Declaration:

        (a) "EFFECTIVE TIME" means the time of the purchase and sale of the Acquired Assets.

        (b) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

        (c) "HOLDER" means (i) a Seller to whom shares of Common Stock of the Company are issued pursuant to the Asset Purchase Agreement or (ii) any transferee (including a Partner) to whom registration rights granted under this Declaration are assigned pursuant to Section 7 of this Declaration.

        (d) "REGISTRABLE SECURITIES" means, for each Holder, the number of shares of Common Stock of the Company issued to such Holder pursuant to the Asset Purchase Agreement; PROVIDED, HOWEVER, that (i) any Common Stock of the Company (other than Escrow Shares) that were Registrable Securities hereunder shall cease to be Registrable Securities after the Company has satisfied its obligations to register for resale and maintain the effectiveness of a registration statement relating to such shares on the terms and conditions set forth in Section 2(b) and (ii) any Escrow Shares shall cease to be Registrable Securities hereunder at such time as they may be resold in reliance on Rule 144 under the Securities Act.

        (e) "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

        (f) "SEC" means the United States Securities and Exchange Commission.

    2.  HOLDER REGISTRATION.

        (a) The Company shall use its best efforts to cause the Registrable Securities (other than the Escrow Shares) held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC not later than October 5, 1998, a registration statement covering all the Registrable Securities (other than the Escrow Shares) on such form as is then available under the Securities Act; PROVIDED, HOWEVER, that each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act, and the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Declaration to register the Registrable Securities (other than the Escrow Shares) held by each such Holder. Notwithstanding the foregoing, the Company shall not be required (assuming no review by the SEC) to request acceleration of such registration statement for any date prior to October 15, 1998. The offerings made pursuant to such registration shall not be underwritten.

        (b) The Company shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the
    Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing (but shall not be required to request acceleration for any date prior to October 15, 1998) and to keep such registration statement effective until the first to occur of (A) the date on which all Registrable
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    Securities included within such registration statement have been sold or (B)
    the expiration of fifteen (15) calendar days after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

    3. PIGGYBACK REGISTRATIONS. In the event the Escrow Shares are not, upon release from the Escrow Funds, eligible for resale in reliance on Rule 144 under the Securities Act, the Holders shall be entitled to piggy-back registration rights as set forth in this Section 3. If (i) the Escrow Shares are not so eligible and (ii) the Company shall determine to register any of its securities, either for its own account or the account of another holder of the Company's securities, the Company will promptly give each Holder written notice thereof and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Escrow Shares that are then Registrable Securities. In the event a Holder elects not to participate in any registration hereunder (including as a result of such Holder's disapproval of the terms of any underwriting), such Holder's rights under this Section 3 shall terminate. Notwithstanding any other provision of this Section 3, if the managing underwriter (in the case of an underwritten offering by the Company) determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting (or exclude the Registrable Securities altogether); PROVIDED, HOWEVER, that (i) in no event may the number of Registrable Securities included in such registration statement be limited in any manner if the securities of any other security holder of the Company are included in such registration and (ii) any Registrable Securities so excluded shall continue to be Registrable Securities, subject to the terms of this Declaration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 3 prior to the effectiveness of such registration, but any such termination shall not result in a forfeiture by any Holder of any rights hereunder.

    4. SUSPENSION OF PROSPECTUS. Under any registration statement filed pursuant to this Declaration, the Company may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if the Company shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because the Company, in its reasonable judgment, has determined that such sales would require public disclosure by the Company of material non-public information that is not included in such registration statement. In the event of the delivery of the notice described above by the Company in the case of a registration statement filed pursuant to Section 2, the Company shall amend such registration statement and/or amend or supplement the related prospectus if necessary to take all other actions necessary to allow the proposed sale to take

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place as promptly as possible, subject, however, to the right of the Company to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. In the case of the registration statement filed pursuant to Section 2, such right to delay sales of Registrable Securities shall not exceed fifteen
(15) days and may not be exercised by the Company more than once. Any such delay shall result in a corresponding extension of the period of time that the Company is required to maintain the effectiveness of the registration statement under
Section 2.

    5. EXPENSES. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of the Company's outside counsel and independent accountants shall be paid by the Company. The Company shall not be responsible to pay any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker's fees or commissions, including underwriter commissions).

    6. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

        (a) The Company will indemnify each Holder and each of its officers, directors, and partners and such Holder's legal counsel, and each person controlling such Holder (each, a "Seller Indemnified Party"), with respect to any registration, qualification or compliance effected pursuant to this Declaration against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent (but solely to the extent) that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Seller Indemnified Party and stated to be specifically for use therein.

        (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, and each other such Holder (each, a "Company Indemnified Party"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of such Holders hereunder shall be limited to an amount equal

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    to the gross proceeds (after deducting reasonable expenses and commissions)
    to each such Holder of Registrable Securities sold as contemplated herein.

        (c) Each Company Indemnified Party or Seller Indemnified Party entitled to indemnification under this Section 6 (each referred to herein as an "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

        (d) If the indemnification provided for in the preceding paragraphs of this Section 6 is unavailable to an Indemnified Party in respect of any expenses, claims, losses, damages or liabilities referred to herein, or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, the Company and the Holders, as the case may require, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, such Holder, or such Indemnified Party, as the case may be, in connection with the actions, statements or omissions that resulted in such expenses, claims, losses, damages or liabilities. The relative fault of the Company, such Holder, and such Indemnified Party, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, the Company, such Holder, or such Indemnified Party, and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission, as well as any other relevant equitable considerations appropriate under the circumstances. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this paragraph (d), no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds (after deducting reasonable expenses and commissions) received by such Holder from the sale of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
    Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of the Company and each Holder under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration.

        (f) Notwithstanding the foregoing, to the extent the provisions of this
    Section 6 are inconsistent with or conflict with the terms of any indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

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    7.  ASSIGNMENT OF REGISTRATION RIGHTS.  The rights to cause the Company to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) the Company is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to the Company by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Securities Act; and (c) such assignment includes all of the Registrable Securities originally issued to the transferee; PROVIDED, HOWEVER, that such share limitation shall not apply to transfers by a Holder to shareholders, partners, or members of the Holder (including spouses and ancestors, lineal descendants, and siblings (or trusts for the benefit of any of the foregoing) of such shareholders, partners, or members who acquire Registrable Securities by right, will, or intestate succession) if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Declaration.

    8. NO ADDITIONAL SECURITIES. The Company agrees it will not include any additional securities of the Company (other than the Registrable Securities), and will not permit any other person or entity to include any additional securities, in the registration statement to be filed pursuant to Section 2 hereof.

    9. AMENDMENT OF REGISTRATION RIGHTS. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of the Company, amend the registration rights granted hereunder.

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
                                PEREGRINE SYSTEMS, INC.

                                By:             /s/ DAVID A. FARLEY
                                     -----------------------------------------
                                                  David A. Farley
                                              VICE PRESIDENT, FINANCE,
                                            AND CHIEF FINANCIAL OFFICER
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             [SIGNATURE PAGE TO DECLARATION OF REGISTRATION RIGHTS]

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